Exhibit 99.1

Bruker Reports Financial Results for the Third Quarter of 2010

BILLERICA, Mass., October 28, 2010 (BUSINESS WIRE)  —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Financial Highlights:

•                  Revenue increased by 17% year-over-year to $310.2 million

•                  Adjusted EPS grew 90% year-over-year to $0.19

•                  Adjusted operating margins for the Bruker Scientific Instruments (BSI) segment expanded by 460 basis points year-over-year to 15.4%

First Nine Months 2010 Year-to-Date Financial Highlights:

•                  Revenue increased by 18% year-over-year to $888.8 million

•                  Adjusted EPS grew 91% year-over-year to $0.44

•                  Adjusted operating margins for the Bruker Scientific Instruments (BSI) segment expanded by 490 basis points year-over-year to 13.9%

Bruker Corporation Financial Results

In the third quarter of 2010, revenue was $310.2 million, an increase of 17% compared to revenue of $265.1 million in the third quarter of 2009.  Excluding the effects of acquisitions and foreign currency translation, third quarter 2010 revenue increased by 17% year-over-year.  GAAP net income for the third quarter of 2010 was $27.4 million, or $0.17 per diluted share, compared to GAAP net income of $16.4 million, or $0.10 per diluted share, in the third quarter of 2009.  Adjusted net income for the third quarter of 2010 was $31.5 million, or $0.19 per diluted share, compared to adjusted net income of $16.8 million, or $0.10 per diluted share, in the third quarter of 2009.

For the nine months ended September 30, 2010, revenue was $888.8 million, an increase of 18% compared to revenue of $748.1 million in the first nine months of 2009.  Excluding the effects of acquisitions and foreign currency translation, revenue for the first nine months of 2010 increased by 15% over the comparable period in 2009.  GAAP net income for the nine months ended September 30, 2010 was $66.1 million, or $0.40 per diluted share, compared to GAAP net income of $37.7 million, or $0.23 per diluted share, for the nine months ended September 30, 2009.  Adjusted net income for the nine months ended September 30, 2010 was $73.4 million, or $0.44 per diluted share, compared to adjusted net income of $38.3 million, or $0.23 per diluted share, for the nine months ended September 30, 2009.

Bruker ended the third quarter of 2010 with cash, cash equivalents and restricted cash of $190.5 million, and net cash of $69.1 million.  On October 7, 2010, Bruker closed the acquisition of the Atomic Force Microscopy (AFM) and the Stylus & Optical Metrology (SOM) businesses from Veeco Instruments Inc. for $229.4 million.  Bruker paid $61.8 million from existing cash, and borrowed $167.6 million under its existing Senior Credit Facility at a variable interest rate, which is presently less than 1% per annum.

Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Bruker Scientific Instruments (BSI) Segment

In the third quarter of 2010, BSI revenue was $290.5 million, an increase of 15% compared to $251.6 for the third quarter of 2009.  Our new chemical analysis division, acquired in May 2010, generated revenue of $17.1 million in the third quarter of 2010.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the third quarter of 2010 increased by 15% over the third quarter of 2009.  Adjusted operating margin for the BSI segment in the third quarter of 2010 was 15.4%, compared to 10.8% in the third quarter of 2009.  GAAP EPS for the BSI segment in the third quarter of 2010 was $0.18, compared to $0.11 in the third quarter of 2009.  Adjusted EPS for the BSI segment in the third quarter of 2010 was $0.20, compared to $0.11 in the third quarter of 2009.

For the nine months ended September 30, 2010, BSI revenue was $835.7 million, an increase of 16% compared to revenue of $716.5 million in the first nine months of 2009.  Excluding the effects of acquisitions and foreign currency translation, BSI revenue for the first nine months of 2010 increased by 14% over the comparable period in 2009.  Adjusted BSI operating margin for the nine months ended September 30, 2010 was 13.9%, compared to 9.0% for the nine months ended September 30, 2009.  GAAP EPS for the BSI Segment for the nine months ended September 30, 2010 was $0.43 per diluted share, compared to $0.25 per diluted share for the nine months ended September 30, 2009.  Adjusted EPS for the BSI Segment for the nine months ended September 30, 2010 was $0.47 per diluted share, compared to $0.26 per diluted share for the nine months ended September 30, 2009.

Bruker Energy & Supercon Technologies (BEST) Segment

In the third quarter of 2010, BEST revenue was $22.4 million, an increase of 57% compared to $14.2 million for the third quarter of 2009.  Excluding the effects of foreign currency translation, BEST revenue for the third quarter of 2010 increased by 74% organically over the third quarter of 2009.  The BEST segment GAAP loss per diluted share in the third quarter of 2010 was ($0.01), compared to ($0.01) in the third quarter of 2009.

For the nine months ended September 30, 2010, revenue for BEST was $61.2 million, an increase of 70% compared to revenue of $36.0 million in the first nine months of 2009.  Excluding the effects of acquisitions and foreign currency translation, BEST revenue for the first nine months of 2010 increased by 58% over the comparable period in 2009.  BEST’s operating loss for the nine months ended September 30, 2010 was ($3.0) million, compared to an operating loss of ($4.3) million in the same prior year period.  The BEST segment GAAP loss per diluted share for the nine months ended September 30, 2010 was ($0.03), compared to ($0.03) for the nine months ended September 30, 2009.

Comment and Outlook

Frank Laukien, President and CEO of Bruker Corporation, stated: “We are pleased with our financial results for the third quarter and the first nine months of 2010, particularly with our robust revenue growth and our significant increases in operating income and EPS.  Our new order bookings continue to be healthy in both our core Scientific Instruments and BEST segments.  In the last few months, we benefitted from strong U.S. bookings for high-end scientific research instruments, partially or fully funded by the American Recovery and Reinvestment Act (ARRA).  We continue to see positive signs globally regarding spending by our industrial and applied customers, and we are confident that academic and government research budgets in many key European countries will be stable or grow next year.”

Brian Monahan, Chief Financial Officer of Bruker Corporation, commented on the outlook for the fourth quarter 2010 and the year 2011: “We believe that we have been successful in further reducing our previously very strong seasonality by strengthening our first three quarters in 2010, and becoming less reliant on the fourth quarter in order to deliver on our full year financial goals.  We still expect the fourth quarter of 2010 to again be our strongest revenue quarter of the year, with anticipated revenue of greater than $360 million reflecting sequential revenue growth of more than 16% from the third to the fourth quarter of 2010.  We now estimate that our full year 2010 revenue will exceed $1.25 billion, which corresponds to greater than 12% revenue growth compared to the full year 2009, and well above our stated full year 2010 goal of total currency-adjusted revenue growth greater than 5%.  Based on our excellent year-to-date 2010 bookings trends and high backlog, our two recent acquisitions, and our encouraging outlook for funding in most of our key markets, we expect to grow significantly next year, and anticipate revenue greater than $1.45 billion, as well as steady margin expansion in our BSI segment for the full year 2011.”

Mr. Monahan continued: “In the fourth quarter of 2010, we expect ($0.06) to ($0.08) combined GAAP dilution from transition effects in our new Chemical Analysis Division (CAD), acquired in May 2010, and in our new AFM and SOM business units, acquired on October 7th, 2010.  Both businesses had inventory valuation step-ups at closing, both operate in part under temporary transition services agreements until we can relocate some of their field offices, factories and IT infrastructure (expected to be completed in the middle of 2011), and both generate increased non-cash intangible amortization expenses.  Moreover, the AFM and SOM businesses have adopted the Bruker revenue recognition policy, essentially causing a one-time effect of shifting most AFM and SOM systems revenue back by six to eight weeks in the fourth quarter of 2010.  Excluding the newly acquired CA division and AFM/SOM businesses, for the BSI segment we expect an adjusted operating margin of greater than 16%, and adjusted EPS of greater than $0.21 for the fourth quarter of 2010, both up sequentially compared to the third quarter of 2010.  Excluding the newly acquired CA division and AFM/SOM businesses, for the BSI segment we expect an adjusted operating margin of greater than 14%, and adjusted EPS of greater than $0.68 for the full year 2010.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring  and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 20 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Daylight Time on Thursday, October 28, 2010.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 10737820.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2009, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

CAUTIONARY STATEMENT OF BEST

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as

“may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “continue” or other similar words.

These forward-looking statements are predictions, not guarantees. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those projected, include, but are not limited to, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2010	2009	2010	2009
Revenues	$310.2	$265.1	$888.8	$748.1
Cost of revenues	163.3	145.9	479.9	415.0
Gross profit	146.9	119.2	408.9	333.1
Operating Expenses:
Selling, general and administrative	72.2	61.2	201.9	180.1
Research and development	32.5	31.6	96.5	91.8
Amortization of acquisition-related intangible assets	1.0	0.4	2.1	1.3
Other charges (credits), net	1.9	—	4.3	(0.6)
Total operating expenses	107.6	93.2	304.8	272.6
Operating income	39.3	26.0	104.1	60.5

Interest and other income (expense), net	(1.1)	(1.8)	(5.6)	(4.6)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	38.2	24.2	98.5	55.9
Income tax provision	10.3	8.1	31.7	18.5

Consolidated net income	27.9	16.1	66.8	37.4
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	0.5	(0.3)	0.7	(0.3)
Net income attributable to Bruker Corporation	$27.4	$16.4	$66.1	$37.7

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.17	$0.10	$0.40	$0.23
Diluted	$0.17	$0.10	$0.40	$0.23

Weighted average common shares outstanding:
Basic	164.5	163.5	164.3	163.4
Diluted	165.7	165.0	165.6	164.7

Reconciliation of adjusted operating income, net income and earnings per share for the three and nine months ended September 30, 2010 and 2009 (unaudited) (a) (b)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2010	2009	2010	2009
Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$39.3	$26.0	$104.1	$60.5
Cost of revenues charges (c)	1.5	—	1.7	—
Amortization of acquisition-related intangible assets (d)	1.0	0.4	2.1	1.3
Other charges (credits), net (e)	1.9	—	4.3	(0.6)
Adjusted operating income	$43.7	$26.4	$112.2	$61.2
Adjusted operating margins	14.1%	10.0%	12.6%	8.2%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$27.4	$16.4	$66.1	$37.7
Cost of revenues charges (c)	1.4	—	1.6	—
Amortization of acquisition-related intangible assets (d)	0.9	0.4	1.9	1.2
Other charges (credits), net (e)	1.8	—	3.8	(0.6)
Adjusted net income	$31.5	$16.8	$73.4	$38.3

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.17	$0.10	$0.40	$0.23
Cost of revenues charges (c)	0.01	—	0.01	—
Amortization of acquisition-related intangible assets (d)	—	—	0.01	0.01
Other charges (credits), net (e)	0.01	—	0.02	(0.01)
Adjusted earnings per share	$0.19	$0.10	$0.44	$0.23

(a)         “GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP)

(b)         Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items (see note f for details)

(c)          Reported results in 2010 include charges for the sale of inventories revalued at the date of acquisition

(d)         Reported results in 2010 and 2009 include charges for the amortization of acquisition-related intangible assets

(e)          Reported results within other charges (credits) in 2010 include $1.0 million of  charges associated with the divestiture of a manufacturing facility, and $1.4 million of charges associated with short-term transition services agreements and $1.7 million in charges for professional fees associated with our acquisitions in the second and third quarters. Reported results within other charges (credits) in 2009 included a net gain of $0.6 million on the acquisition of ACCEL Instruments

(f)           The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and nine months ended September 30, 2010 and 2009 (unaudited) (a) (b)

Segment Data		Bruker
(in millions, except per share amounts)	Bruker	Energy &	Corporate,	Consolidated
	Scientific	Supercon	Adjustments	Bruker
Three Months Ended September 30, 2010:	Instruments	Technologies	& Eliminations	Corporation
Revenue	$290.5	$22.4	$(2.7)	$310.2

Gross profit - GAAP	143.9	3.4	(0.4)	146.9
Cost of revenues charges (c)	1.5	—	—	1.5
Gross profit - adjusted	$145.4	$3.4	$(0.4)	$148.4
Gross profit margin - adjusted	50.1%	15.2%		47.8%

Operating income (loss) - GAAP	$40.4	$(0.8)	$(0.3)	$39.3
Cost of revenues charges (c)	1.5	—	—	1.5
Amortization of acquisition-related intangible assets (d)	0.9	0.1	—	1.0
Other charges (e)	1.9	—	—	1.9
Operating income (loss) - adjusted	$44.7	$(0.7)	$(0.3)	$43.7
Operating margin - adjusted	15.4%	(3.1)%		14.1%

Net income (loss) attributable to Bruker Corporation - GAAP	$29.4	$(1.7)	$(0.3)	$27.4
Cost of revenues charges (c)	1.4	—	—	1.4
Amortization of acquisition-related intangible assets (d)	0.8	0.1	—	0.9
Other charges (e)	1.8	—	—	1.8
Net income (loss) attributable to Bruker Corporation - adjusted	$33.4	$(1.6)	$(0.3)	$31.5

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.18	$(0.01)	$(0.00)	$0.17
Cost of revenues charges (c)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	—	—	—	—
Other charges (e)	0.01	—	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.20	$(0.01)	$(0.00)	$0.19

Weighted average shares outstanding:	165.7	164.5	164.5	165.7

Three Months Ended September 30, 2009:
Revenue	$251.6	$14.2	$(0.7)	$265.1

Gross profit - GAAP	$114.9	$3.7	$0.6	$119.2
Cost of revenues charges (c)	—	—	—	—
Gross profit - adjusted	$114.9	$3.7	$0.6	$119.2
Gross profit margin - adjusted	45.7%	26.1%		45.0%

Operating income (loss) - GAAP	$26.9	$(1.2)	$0.3	$26.0
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	0.3	0.1	—	0.4
Other charges (credits), net (e)	—	—	—	—
Operating income (loss) - adjusted	$27.2	$(1.1)	$0.3	$26.4
Operating margin - adjusted	10.8%	(7.7)%		10.0%

Net income (loss) attributable to Bruker Corporation - GAAP	$18.1	$(1.5)	$(0.2)	$16.4
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	0.3	0.1	—	0.4
Other charges (credits), net (e)	—	—	—	—
Net income (loss) attributable to Bruker Corporation - adjusted	$18.4	$(1.4)	$(0.2)	$16.8

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.11	$(0.01)	$(0.00)	$0.10
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	—	—	—	—
Other charges (e)	—	—	—	—
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.11	$(0.01)	$(0.00)	$0.10

Weighted average shares outstanding:	165.0	163.5	163.5	165.0

Segment Data		Bruker
(in millions, except per share amounts)	Bruker	Energy &	Corporate,	Consolidated
	Scientific	Supercon	Adjustments	Bruker
Nine Months Ended September 30, 2010:	Instruments	Technologies	& Eliminations	Corporation
Revenue	$835.7	$61.2	$(8.1)	$888.8

Gross profit - GAAP	399.8	10.6	(1.5)	408.9
Cost of revenues charges (c)	1.7	—	—	1.7
Gross profit - adjusted	$401.5	$10.6	$(1.5)	$410.6
Gross profit margin - adjusted	48.0%	17.3%		46.2%

Operating income (loss) - GAAP	$108.5	$(3.0)	$(1.4)	$104.1
Cost of revenues charges (c)	1.7	—	—	1.7
Amortization of acquisition-related intangible assets (d)	1.8	0.3	—	2.1
Other charges (e)	4.3	—	—	4.3
Operating income (loss) - adjusted	$116.3	$(2.7)	$(1.4)	$112.2
Operating margin - adjusted	13.9%	(4.4)%		12.6%

Net income (loss) attributable to Bruker Corporation - GAAP	$71.7	$(4.5)	$(1.1)	$66.1
Cost of revenues charges (c)	1.6	—	—	1.6
Amortization of acquisition-related intangible assets (d)	1.6	0.3	—	1.9
Other charges (e)	3.8	—	—	3.8
Net income (loss) attributable to Bruker Corporation - adjusted	$78.7	$(4.2)	$(1.1)	$73.4

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.43	$(0.03)	$(0.01)	$0.40
Cost of revenues charges (c)	0.01	—	—	0.01
Amortization of acquisition-related intangible assets (d)	0.01	—	—	0.01
Other charges (e)	0.02	—	—	0.02
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.47	$(0.03)	$(0.01)	$0.44

Weighted average shares outstanding:	165.6	164.3	164.3	165.6

Nine Months Ended September 30, 2009:
Revenue	$716.5	$36.0	$(4.4)	$748.1

Gross profit - GAAP	$325.9	$5.8	$1.4	$333.1
Cost of revenues charges (c)	—	—	—	—
Gross profit - adjusted	$325.9	$5.8	$1.4	$333.1
Gross profit margin - adjusted	45.5%	16.1%		44.5%

Operating income (loss) - GAAP	$63.4	$(4.3)	$1.4	$60.5
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	1.0	0.3	—	1.3
Other charges (credits), net (e)	—	(0.6)	—	(0.6)
Operating income (loss) - adjusted	$64.4	$(4.6)	$1.4	$61.2
Operating margin - adjusted	9.0%	(12.8)%		8.2%

Net income (loss) attributable to Bruker Corporation - GAAP	$41.7	$(5.0)	$1.0	$37.7
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	0.9	0.3	—	1.2
Other charges (credits), net (e)	—	(0.6)	—	(0.6)
Net income (loss) attributable to Bruker Corporation - adjusted	$42.6	$(5.3)	$1.0	$38.3

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.25	$(0.03)	$0.01	$0.23
Cost of revenues charges (c)	—	—	—	—
Amortization of acquisition-related intangible assets (d)	0.01	—	—	0.01
Other charges (e)	—	(0.01)	—	(0.01)
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.26	$(0.04)	$0.01	$0.23

Weighted average shares outstanding:	164.7	163.4	164.7	164.7

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)	September 30, 2010	December 31, 2009
ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$190.5	$209.1
Accounts receivable, net	195.4	184.1
Inventories	487.8	422.8
Other current assets	80.3	57.5
Total current assets	954.0	873.5

Property, plant and equipment, net	218.7	223.4
Intangible and other long-term assets	104.4	75.1

Total assets	$1,277.1	$1,172.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$27.1	$22.0
Accounts payable	60.1	49.8
Customer advances	211.7	219.2
Other current liabilities	292.7	249.2
Total current liabilities	591.6	540.2

Long-term debt	94.3	115.7
Other long-term liabilities	97.2	97.3

Total shareholders’ equity	494.0	418.8

Total liabilities and shareholders’ equity	$1,277.1	$1,172.0

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com